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                                                                       EXHIBIT 3

                             ARTICLES OF AMENDMENT
                                      to
                      RESTATED ARTICLES OF INCORPORATION
                                      of
                          IMPERIAL HOLLY CORPORATION
                                 to be renamed
                            IMPERIAL SUGAR COMPANY

        Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its Restated Articles of Incorporation:

        1. The name of the corporation is Imperial Holly Corporation.

        2. The following amendment to the Restated Articles of Incorporation of the corporation changes the name of the corporation to "Imperial Sugar Company." The amendment alters the first sentence of Article I of the Restated Articles of Incorporation to read, in full:

           "The name of the corporation is Imperial Sugar Company."

        3. The amendment made by these articles of amendment was duly adopted by the shareholders of the corporation at a meeting duly held on January 29, 1999.

        4. The number of shares outstanding as of the date hereof is 33,205,606 shares of Common Stock, without par value; the number of shares outstanding as of the close of business on December 3, 1998, the record date for such meeting of shareholders, was 32,131,304 shares of Common Stock, without par value, and all of such 32,131,304 shares were entitled to vote on the amendment; the number of such shares voted for the amendment was 30,899,940; and the number of such shares voted against the amendment was 162,231.

        IN WITNESS WHEREOF, these articles of amendment have been executed on January 29, 1999.

                                        IMPERIAL HOLLY CORPORATION

                                        By: /s/ James C. Kempner
                                           -----------------------------
                                           James C. Kempner
                                           President